QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 5, 2015, with respect to the financial statements of Stat Health Services Inc. included in the Registration Statement (Form S-1) and related Prospectus of Teladoc, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Denver, Colorado
June 17, 2015

QuickLinks

  Exhibit 23.4
Consent of Independent Auditors